UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2011, AmerisourceBergen Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, certain of the Company’s direct and indirect U.S. subsidiaries named therein (the “Guarantors”), and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of $500 million aggregate principal amount of the Company’s 3.500% Senior Notes due November 15, 2021 (the “Notes”). The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto and provides for indemnification by each of the Company, the Guarantors and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. The Company expects to consummate the sale of the Securities to the Underwriters, which is subject to the closing conditions specified in the Underwriting Agreement, on November 14, 2011.

The Notes will be senior unsecured obligations of the Company and will initially be jointly and severally guaranteed (the “Guarantees”) on an unsecured basis by the Guarantors. The Guarantors also guarantee the Company’s outstanding 5-5/8% Senior Notes due 2012, 5-7/8% Senior Notes due 2015, 4-7/8% Senior Notes due 2019 and the Company’s $700 million five-year multi-currency senior unsecured revolving credit facility (the “Multi-Currency Revolving Credit Facility”).

The offer and sale of the Notes and the Guarantees have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-162227) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission on September 30, 2009, as amended on November 4, 2009, December 1, 2010 and November 3, 2011.

If the sale of the Notes is consummated pursuant to the terms set forth in the Underwriting Agreement, the Company estimates that it will receive net proceeds of approximately $494.5 million (after deducting underwriting discounts and offering expenses) from the sale of the Notes. The Company intends to use the net proceeds for general corporate purposes.

Certain of the Underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, the Underwriters and their affiliates serve various roles in connection with the Company’s Multi-Currency Revolving Credit Facility, including as lenders, administrative agent, syndication agent, co-lead arrangers and joint bookrunners. In addition, affiliates of the Underwriters serve various roles in connection with a $700 million receivables securitization facility, including as administrator and purchaser, to which our subsidiary, AmerisourceBergen Drug Corporation (which initially will be a guarantor of the Notes) is a party.

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Shelf Registration Statement.

Item 7.01. Regulation FD Disclosure.

On November 8, 2011, the Company issued a news release announcing that it priced $500 million aggregate principal amount of the Notes in an underwritten registered public offering. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement for 3.500% Senior Notes due 2021, dated as of November 8, 2011.

99.1	News release of AmerisourceBergen Corporation, dated November 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: November 9, 2011	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement for 3.500% Senior Notes due 2021, dated as of November 8, 2011.

99.1	News release of AmerisourceBergen Corporation, dated November 8, 2011.